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EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

(a)
the Registration Statement (Form S-8 No. 333-32414) pertaining to the Long-Term Incentive Plan of Magna Entertainment Corp.;

(b)
the Registration Statement (Form S-3 No. 333-102889) and related prospectus of Magna Entertainment Corp. for the registration of 7 1/4% Convertible Subordinated Notes due December 15, 2009 and Shares of Class A Subordinate Voting Stock issuable upon the Conversion of such Notes;

(c)
the Registration Statement (Form S-3 No. 333-107368) and related prospectus of Magna Entertainment Corp. for the registration of 8.55% Convertible Subordinated Notes due June 15, 2010 and Shares of Class A Subordinate Voting Stock issuable upon the Conversion of such Notes and

(d)
the Registration Statement (Form S-3 No. 333-109922) and related prospectus of Magna Entertainment Corp. for the sale of up to $300,000,000 of Magna Entertainment Corp.'s Warrants to Purchase Debt Securities, Warrants to Purchase Class A Subordinate Voting Stock, Debt Securities, including the Debt Securities issuable upon exchange of other Debt Securities or the exercise of such Warrants, and Class A Subordinate Voting Stock, including the Shares of Class A Subordinate Voting Stock issuable upon the exercise of such Warrants or the conversion or exchange of such Debt Securities.

of our report dated February 3, 2006, except for Note 20(a)(i) as to which the date is February 9, 2006, and Note 23 as to which the date is March 15, 2006, with respect to the consolidated financial statements and schedule of Magna Entertainment Corp. and of our report dated February 3, 2006 with respect to Magna Entertainment Corp. management's assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Magna Entertainment Corp., included in this Annual Report (Form 10-K) for the year ended December 31, 2005.

March 16, 2006	/s/ ERNST & YOUNG LLP
Toronto, Canada	Ernst & Young LLP

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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM